Transparency First: An Update on ZeroStack's Financials and Progress

A detailed look at how ZeroStack is funded, who's backing us, and the financial foundation driving decentralized AI.

Oct 9, 2025

Hey ZeroStack community,

We're building something big together, and that means keeping you in the loop. Not just on the tech side, but on the financial side too.

How We're Funded

We've secured over $401 million in support, made up of digital assets, token allocations, convertible notes, and cash raises. Here's the breakdown:

• $0G Token Notes & Placement

• 50M $0G tokens (via a convertible note by Zero Gravity Labs Inc. (8.0% interest per annum), valued at $150M.

• 71.77M $0G tokens through our Token Private Placement, valued at $215.3M, including 50M $0G tokens received from Daniel Reis-Faria (our CEO), valued at $150M.

• All in, that's a big chunk of our Token Private Placement.

• Cash Raise

• $13.66M raised in cash by selling shares of FLGC.

• That's 116,340 common shares at $25.19 each (~$2.93M) + 425,929 pre-funded warrants (~$10.73M).

• Hexstone Capital, Carlsberg SE Asia PTE Ltd, Dao5, Abstract Ventures, Dispersion Capital, Blockchain Builders Fund, and Salt all joined in.

• Investors also received warrant coverage at 20%.

• Strategic Assets

• DeFi Dev Corp. contributed $22.88M in SOL via a convertible note (8.0% interest per annum).

• Valuations

• $0G was initially valued at $3.00 per token (based on an independent, third-party valuation).

• $0G is listed on Binance and may expand to other exchanges.

• As of October 8, $0G was trading at $2.78, giving us the 0G token a market cap of about $593M.

• FLGC is trading around $19.23 (as of October 8, 2025).

Token Generation Event (TGE)

On September 22, 2025, the 0G Foundation launched the $0G token alongside the Aristotle mainnet-infrastructure built for decentralized AI applications.

• 1 billion tokens created.

• 213.24M tokens (21.32%) in initial circulation.

• 44% allocated to team, advisors, and contributors.

• 56% for the community.

• Unlock schedule:

• Team, advisors and contributors: locked for 12 months from launch, vesting thereafter monthly over 36 months.

• Community tokens: 38% unlocked at TGE, the remainder unlocks over 24-36 months.

AI Alignment Node Sale

0G also launched an AI Alignment Node program:

• 175,500 node licenses sold → raising $30M.

• 15% of the total $0G supply (150M tokens) allocated as rewards.

• Each node is guaranteed at least ~854 $0G tokens over the course of the program.

Leadership

We've brought in some new leadership and kept some from Flora Growth:

• Daniel Reis-Faria appointed CEO and board director.

• Michael Heinrich appointed Executive Chairman and board director.

• Dany Vaiman is remaining in his role as CFO.

• Together, they're steering the ship with a long-term vision for ZeroStack

Why This Matters

We don't want you guessing about what's happening at ZeroStack. This level of transparency is how we build trust, keep momentum, and show that ZeroStack is here to play the long game.

We're investing in not just a token, but an entire ecosystem for decentralized AI. The financial foundation is what makes that possible.

Thanks for being on this journey with us. We'll keep showing up with updates like this because building in public is how we grow together.

Onward,

The ZeroStack Team

Disclaimer: This is for informational purposes only and reflects publicly announced developments, milestones, and media coverage related to ZeroStack ("the Company"). The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor should it be relied upon as investment advice or a recommendation regarding any securities. Certain statements in this post may constitute "forward-looking statements" within the meaning of applicable securities laws. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results or events to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of publication. ZeroStack undertakes no obligation to update any forward-looking statements, except as required by law. All information is accurate as of the date posted and is subject to change without notice.